DELAWARE VIP TRUST

Registration No. 811-05162
FORM N-SAR
Annual Period Ended December 31, 2016

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

WS: MFG_Philadelphia: 906401: v1

WS: MFG_Philadelphia: 867889: v1